Exhibit 31.4

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Dan Dearborn, certify that:

1. I have reviewed this annual report on Form 10-K/A of TuHURA Biosciences, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Dan Dearborn
April 30, 2026	Dan Dearborn
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this document has been provided to TuHURA Biosciences, Inc. and will be retained by TuHURA Biosciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.